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                                                                     Exhibit 4.1

                             BANK PLUS CORPORATION

                    STOCK OPTION AND EQUITY INCENTIVE PLAN

1. PURPOSE

     The Bank Plus Corporation Stock Option and Equity Incentive Plan (the "Plan") is intended to promote the success of Bank Plus Corporation, a Delaware corporation ("Bank Plus"), by providing its officers, employees and non-employee directors with incentives to create excellent performance and to continue their services with Bank Plus, its subsidiaries and affiliates. By encouraging Plan participants to become stockholders of Bank Plus and by providing actual ownership through Plan awards, it is also intended that participants will view Bank Plus from an ownership perspective.

2. TERM

     The Plan (originally known as the Fidelity Federal Bank 1996 Stock Option
Plan) became effective on February 9, 1996 and shall terminate at the close of business on the tenth anniversary of such date unless terminated earlier by the Board (as defined in Section 3). These amendments to and restatement of the Plan are effective as of February 26, 1997. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3. PLAN ADMINISTRATION

     A committee (the "Committee") appointed by the Board of Directors of Bank Plus (the "Board") shall be responsible for administering the Plan. The Committee shall be comprised of two or more non-employee members of the Board who shall be "outside directors" as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee directors" as contemplated by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of Bank Plus and in keeping with the objectives of the Plan. This power includes but is not limited to selecting award recipients, establishing all award terms and conditions and adopting modifications, amendments and procedures, as well as rules and regulations governing awards under the Plan, and to making all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction of any provision of the Plan or any award granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

4. ELIGIBILITY

     Employees and non-employee directors of Bank Plus, or any subsidiary or affiliate of Bank Plus or any entity in which Bank Plus has a significant equity interest, as determined by the Committee, shall be eligible to receive awards under the Plan; provided, however, that non-employee directors shall not be eligible for awards of restricted stock or deferred stock units.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN

     Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Common Stock ($.01 par value) of Bank Plus ("Shares") which may be transferred to participants pursuant to awards under the Plan shall be 2,125,000. In no event may any employee receive stock options with respect to more than 100,000 Shares in any calendar year.

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Shares subject to awards under the Plan, which expire, terminate or are canceled prior to exercise shall thereafter be available for the granting of other awards. Any Shares tendered by a person as full or partial payment made to Bank Plus, in connection with any exercise of a stock option or receipt of Shares under the Plan, shall again be available for grants under the Plan. Any Shares that are issued by Bank Plus, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the Shares available for issuance under the Plan.

     Any Shares issued under the Plan may consist in whole or in part of authorized and unissued Shares or of treasury Shares, and no fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlements of awards under the Plan.

6. ADJUSTMENTS AND REORGANIZATION

     In the event of any stock dividend, stock split, reverse stock split, combination or exchange of Shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of the assets of Bank Plus to its stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (a) the aggregate number of Shares that may be issued under the Plan,
(b) each outstanding award made under the Plan, and (c) the exercise price per Share for any outstanding stock options under the Plan.

7. AWARDS

     Awards under the Plan may consist of stock options, restricted stock, deferred stock units and deferred stock grants. Set forth below are the terms and conditions of awards, which may include such other terms and conditions established by the Committee:

     (a) Stock Options. A stock option is a grant of a right to purchase a specified number of Shares during a specified period as determined by the Committee. A stock option may be in the form of an incentive stock option which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. The price at which Shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering Shares, (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to Bank Plus of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise,
(iii) delivering an interest-bearing full recourse promissory note (subject to any limitations of applicable law), or (iv) any combination of the above.

Notwithstanding anything contained herein to the contrary, the only awards of stock options to nonemployee directors shall be options granted on the first business day after the date of each annual meeting of the stockholders of Bank Plus, commencing with the 1997 annual meeting, to purchase 2,500 Shares at an exercise price equal to the Fair Market Value of such Shares on such date. Each such award shall be fully vested and exercisable on the date of the award. For purposes of the Plan, "Fair Market Value" shall be the closing price of one Share as reported daily in The Wall Street Journal or similar readily available
source for the data in question.   If no sales of Shares were made on such day,
the closing price of a Share as reported for the preceding day on which a sale of Shares occurred shall be used. In the event that Shares are not listed on a public market, then the Share price representing the most recent sale shall be used.

     (b) Restricted Stock. An award of restricted stock is made or denominated in Shares and shall be subject to vesting conditions established by the Committee which may be based on service with Bank Plus and its subsidiaries and affiliates (or any entity in which Bank Plus has a significant equity interest), the achievement of performance criteria or a combination thereof. Any stock certificate issued in respect of an award of restricted stock shall be held by Bank Plus until the end of the restricted period.

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     (c) Deferred Stock Units. An award of deferred stock units shall have a value equal to an identical number of shares. The Committee shall establish vesting conditions for awards of deferred stock units which may be based on service with Bank Plus and its subsidiaries and affiliates (or any entity in which Bank Plus has a significant equity interest), the achievement of performance criteria, or a combination thereof.

     (d) Deferred Stock Grants. Each non-employee director who was elected to the Board or to the board of directors of a subsidiary of Bank Plus on or after January 1, 1996 shall receive the retainer and fees payable to the director in the form of deferred stock grants. Each other non-employee director may elect to receive the retainer and fees payable to the director prior to the annual meeting of shareholders of Bank Plus in the year 2000 in the form of deferred stock grants; thereafter, the retainer and fee payments to all directors shall be made in the form of awards of deferred stock grants. On the date on which the non-employee director would otherwise receive a cash payment of retainer or fees, there shall be credited to an account established for such director a number of Shares equal to the result of dividing (i) the applicable payment of retainer or fees by (ii) the Fair Market Value of one Share on the applicable payment date. On each dividend payment date, an additional number of Shares shall be credited to the account of each non-employee director equal to the result of dividing (x) the dividends that would have been payable to the director if the shares credited to the account had been issued and outstanding by (y) the Fair Market Value of one Share on the dividend payment date. The Shares credited to the account of a non-employee director shall be issued to the director upon the director's retirement from service on the board (or to the beneficiary designated by the non-employee director in the event of the director's death).

8. DIVIDENDS AND DIVIDEND EQUIVALENTS

     Solely with respect to employees, the Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

9. DEFERRALS AND SETTLEMENTS

     Payment of awards may be in the form of cash, stock, other awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit participants to elect to defer the issuance of Shares of the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares.

10. TRANSFERABILITY AND EXERCISABILITY

     Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards: (a) by gift or other transfer of an award to (i) any trust or estate in which the original award recipient or such participant's spouse or other immediate relative has a substantial beneficial interest or (ii) a spouse or other immediate relative; and (b) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

     In the event that a participant terminates his or her position with Bank Plus or its subsidiary to assume a position with a governmental, charitable, educational or other non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such participant regarding any outstanding awards held by the participant subsequent to such termination of employment. If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any distribution under the Plan upon the death of the participant.

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11. AWARD AGREEMENTS

     Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each award which may include the term of an award (except that in no event shall the term of any incentive stock option exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's service terminates, and the authority of the Committee to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

12. ACCELERATION AND SETTLEMENT OF AWARDS

     The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control (as defined below) of Bank Plus, to provide for the acceleration of vesting and for settlement, including cash payment, of an award granted under the Plan upon or immediately before such event is effective. However, the granting of awards under the Plan shall in no way affect the right of Bank Plus to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

     For purposes of this Plan, a "change in control" of Bank Plus shall be deemed to occur if (a) any "person" (as such term is defined in Section 3(a) and as used in Sections 13(d) and 14(d) of the Exchange Act), excluding Bank Plus or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of Bank Plus or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of Bank Plus in substantially the same proportion as their ownership of Bank Plus, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities Bank Plus representing 25% or more of the combined voting power of Bank Plus' then outstanding securities ("Voting Securities"); (b) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with Bank Plus to effect a transaction described in clause (a) or (b) of this sentence) whose election by the Board or nomination for election by Bank Plus' stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) the stockholders of Bank Plus approve a merger or consolidation of Bank Plus with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Bank Plus outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 60% of the combined voting power of the Voting Securities of Bank Plus or such surviving entity outstanding immediately after such merger or consolidation; (d) the stockholders of Bank Plus approve a plan of complete liquidation of Bank Plus; or (e) Bank Plus enters into one or more agreements to sell or transfer to one or more third parties, in one transaction or a series of related transactions, assets and/or liabilities representing fifty percent (50%) or more of the book value of its assets and/or liabilities.

13. PLAN AMENDMENT

     The Plan may be amended by the Board at any time and from time to time as it deems necessary or appropriate to better achieve the purposes of the Plan.

14. TAX WITHHOLDING

     Bank Plus shall have the right to deduct from any settlement of an award to employees made under the Plan, including the delivery or vesting of Shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use Shares to satisfy required tax withholding and such Shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

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15. OTHER BENEFIT AND COMPENSATION PROGRAMS

     Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of Bank Plus or any subsidiary of Bank Plus, or any severance pay law. Further, Bank Plus may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

16. UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between Bank Plus and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights or an unsecured general creditor of Bank Plus.

17. REGULATORY APPROVALS

     The implementation of the Plan, the granting of any award under the Plan, and the issuance of Shares upon the exercise or settlement of any award shall be subject to Bank Plus' procurement of all approvals required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Shares issued pursuant to it.

18. FUTURE RIGHTS

     No person shall have any claim or rights to be granted an award under the Plan, and no participant shall have any rights under the Plan to be retained as a director or as an employee of Bank Plus or its subsidiaries or affiliates (or any entity in which Bank Plus has a significant equity interest).

19. GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of California and applicable federal law.

20. SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

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